                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2002
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                               SL INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

       New Jersey                        1-4987              21-0682685
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(State or other jurisdiction             (Commission         (IRS Employer
of incorporation)                        File Number)        Identification No.)

         520 Fellowship Road, Suite A114, Mount Laurel, New Jersey 08054
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (856) 727-1500
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                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.   Other Events.
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            On July 25, 2002, SL Industries, Inc. (the "Company") issued a press release  announcing  certain  recent  developments  (a copy of which is attached hereto as Exhibit 99.1), as follows:

I.          Termination of Financial  Advisory  Contract.
            --------------------------------------------

            On July 17,  2002,  the Company  received  notification  from Credit
Suisse First Boston  ("CSFB") that CSFB was terminating its engagement to act as financial advisor to the Company with respect to the sale, merger, consolidation or other  business  combination  of the Company.  CSFB also informed the Company that the  termination  was primarily a result of an internal  reorganization  of
CSFB and does not relate to the Company. The Company has contacted several other financial  advisors,  each of whom has expressed strong interest in representing the  Company,  and the  Company  is  currently  interviewing  a  number  of such financial  advisors  and  expects to retain one  shortly  to replace  CSFB.  The
Company  does not  anticipate a material  delay in the process of exploring  the sale of all or a portion of the Company.

II.         Developments in Eaton Aeropace LLC v. SL Montevideo  Technology Inc.
            --------------------------------------------------------------------

            As  disclosed  in the  Company's  Annual  Report  on Form  10-K  and
Quarterly   Reports  on  Form  10-Q  filed  with  the  Securities  and  Exchange
Commission,  the Company's subsidiary, SL Montevideo Technology Inc. ("SL-MTI"), is currently defending a cause of action, brought against it in the fall of 2000 in the federal district court for the western district of Michigan.  The lawsuit was filed by Eaton  Aerospace  LLC  ("Eaton"),  alleging  breach of contract and warranty in the defective  design and manufacture of a high precision motor. The complaint seeks compensatory damages of approximately  $3,900,000.  Both parties filed, briefed and argued cross-motions for summary judgment.  On July 18, 2002,
Eaton's  motion for partial  summary  judgment was granted to the limited extent that the court found that  SL-MTI sold motors to Eaton with an express  warranty and an  implied  warranty  of  merchantability  and the motion was denied in all other  respects,  the  court  indicating  that the  nature  and  extent of those warranties  would have to be decided  by the jury at trial.  Trial is  currently schedule  for August 2002.  The Company  continues to believe that it has strong defenses to these claims and intends to defend them vigorously.

III.        Developments  Regarding  Pennsauken  Facility.
            ----------------------------------------------

            On  June  12,  2002  the  Company  and  its  subsidiary  SL  Surface
Technologies,  Inc.  ("Surf  Tech"),  were served with notice of a  class-action complaint  filed in Superior Court of New Jersey for Camden County.  The Company
and Surf Tech are currently two of  approximately  39 defendants in this action.
The complaint  alleges,  among other things,  that plaintiffs  suffered personal injuries  as a result  of  consuming  contaminated  water  distributed  from the
Puchack Wellfield in Pennsauken, New Jersey (which supplies Camden, New Jersey).

            This case arises from the same factual  circumstances as the current administrative actions involving the Puchack Wellfield, which involves Surf Tech and  approximately  six  hundred  other  defendants,  and are  described  in the
Company's  Annual Report on Form 10-K and  Quarterly  Reports on Form 10-Q filed with the Securities and Exchange Commission.  The administrative actions and the
class  action   lawsuit  both  allege  that  Surf  Tech  and  other   defendants
contaminated  ground  water  through the  disposal of  hazardous  substances  at industrial  facilities  in the area.  Surf Tech once  operated a  chrome-plating facility in Pennsauken (the "Surf Tech Site").

            As with the  administrative  actions,  the  Company  believes it has significant  defenses against the class action plaintiffs' claims and intends to pursue them vigorously.  Technical data generated as part of remedial activities at the Surf Tech Site have not established  offsite  migration of  contaminants.
Based on this and other technical  factors,  the Company has been advised by its outside  counsel that it has a strong defense  against the claims alleged in the class action plaintiffs' complaint as well as the administrative actions.

Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (c)         Exhibits
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                        Exhibit No.             Exhibits
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                          99.1                  Press Release of SL  Industries,
                                                Inc. dated July 25, 2002.

                                    SIGNATURE

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned, hereunto duly authorized.

                                              SL INDUSTRIES, INC.

Dated:  July 25, 2002                         By: /s/ David R. Nuzzo
                                                  --------------------
                                                  David R. Nuzzo
                                                  Vice President Finance and
                                                  Administration